              As filed with the Securities and Exchange Commission

                               on October 31, 1996

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549
                             -----------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




    CHEVY CHASE BANK, F.S.B.                           CCB HOLDING CORPORATION
    -----------------------                            -----------------------

             (Exact name of registrants as specified in their charters)

United States          52-0897004              Delaware          52-0361930
-------------        -------------           ------------     -----------------
  (State of        (I.R.S. Employer          (State of        (I.R.S. Employer
incorporation or    Identification         incorporation or    Identification
 organization)         Number)              organization)          Number)


   8401 Connecticut Avenue                  913 North Market Street,  Suite 405
 Chevy Chase, Maryland  20815                  Wilmington, Delaware 19801
 ----------------------------               -----------------------------------

(Address of principal executive               (Address of principal executive
 offices, including Zip Code)                   offices, including Zip Code)

    Securities to be registered pursuant to Section 12(b) of the Act:  None

     If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. []

     If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. []

       Securities to be registered pursuant to Section 12(g) of the Act:

                    Chevy Chase Master Credit Card Trust II
          Class A Floating Rate Asset Backed Certificates, Series 1996-A
          Class B Floating Rate Asset Backed Certificates, Series 1996-A
-------------------------------------------------------------------------------
                                 (Title of Class)

                       An Index to Exhibits begins on page 5

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

The description of the Class A Floating Rate Asset Backed Certificates and Class B Floating Rate Asset Backed Certificates appearing under the captions entitled:
"Summary of Series Terms," "Risk Factors," "Maturity Considerations," "The Receivables," "Series Provisions," and "Certain Federal Income Tax Consequences" in the Prospectus Supplement dated September 19, 1996 and "Prospectus Summary," "Risk Factors," "The Receivables," "Description of the Certificates," "Certain Legal Aspects of the Receivables," "Certain Federal Income Tax Consequences" and "ERISA Considerations" in the Prospectus, dated September 19, 1996 (the Prospectus and the Prospectus Supplement are incorporated herein by reference as
Exhibit 4.8).

ITEM 2. EXHIBITS.

Exhibit 4.1 -- Pooling and Servicing Agreement (relating to Chevy Chase Master
               Credit Card Trust II), dated as of June 1, 1995 (the "Trust II Pooling and Servicing Agreement") (incorporated by reference to
               Exhibit 4.10 in the Form 8-A filed by the Registrants with the Securities and Exchange Commission on July 17, 1995).

Exhibit 4.2 -- First Amendment, dated as of March 28, 1996, to the Trust II
               Pooling and Servicing Agreement (incorporated by reference to Exhibit 4.5 in the Form 8-K filed by Chevy Chase Master Credit Card Trust II with the Securities and Exchange Commission on August 21, 1996).

Exhibit 4.3 -- Second Amendment, dated as of July 1, 1996, to the Trust II
               Pooling and Servicing Agreement (incorporated by reference to Exhibit 4.6 in the Form 8-K filed by Chevy Chase Master Credit Card Trust II with the Securities and Exchange Commission on August 21, 1996).

Exhibit 4.4 -- Receivables Purchase Agreement, dated as of June 1, 1995
               (incorporated by reference to Exhibit 4.12 in the Form 8-A filed by the Registrants with the Securities and Exchange Commission on July 17, 1995).

Exhibit 4.5 -- Series 1995-A Supplement to the Trust II Pooling and Servicing
               Agreement, dated as of June 1, 1995 (incorporated by reference to Exhibit 4.11 in the Form 8-A filed by the Registrants with the Securities and Exchange Commission on July 17, 1995).

Exhibit 4.6 -- Series 1995-C Supplement to the Trust II Pooling and Servicing
               Agreement, dated as of December 1, 1995 (incorporated by reference to Exhibit 4.3 in the Form 8-A filed by the Registrants with the Securities and Exchange Commission on January 11, 1996).

Exhibit 4.7 -- Series 1996-A Supplement to the Trust II Pooling and Servicing
               Agreement, dated as of September 1, 1996.

Exhibit 4.8 -- Prospectus Supplement, dated September 19, 1996, together with the Prospectus, dated September 19, 1996 (as filed with the Securities and Exchange Commission on September 20, 1996, pursuant to Rule 424(b)(2), which filing is incorporated herein by reference).

Exhibit 5.1 -- Specimen certificates representing Class A Floating Rate Asset
               Backed Certificates, Series 1996-A and Class B Floating Rate Asset Backed Certificates, Series 1996-A.

                                    SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this Form 8-A to be signed on their behalf by the undersigned, thereto duly authorized.

                                     CHEVY CHASE BANK, F.S.B.

                                     By:  /s/ Mark A. Holles
                                          ------------------------------
                                          Name:  Mark A. Holles
                                          Title: Vice President

                                     CCB HOLDING CORPORATION

                                     By: /s/ Jessica L. Parker
                                         ------------------------------
                                         Name:  Jessica L. Parker
                                         Title: President

Dated: September 27, 1996

                                 INDEX TO EXHIBITS

  Exhibits
  --------

Exhibit 4.7        Series 1996-A Supplement to the Trust II
                   Pooling and Servicing Agreement, dated as of September 1, 1996.


Exhibit 5.1        Specimen certificates representing Class A
                   Floating Rate Asset Backed Certificates,
                   Series 1996-A and Class B Floating Rate Asset
                   Backed Certificates, Series 1996-A.